UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 18, 2021 (February 11, 2021)

ALTISOURCE ASSET MANAGEMENT CORPORATION
(Exact name of Registrant as specified in its charter)

U.S. Virgin Islands	001-36063	66-0783125
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

5100 Tamarind Reef
Christiansted, U.S. Virgin Islands 00820
(Address of principal executive offices including zip code)

(704) 275-9113
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	AAMC	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging growth company
☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 2.01 Completion of Acquisition or Disposition of Assets.

Between February 9, 2021 and February 16, 2021, Altisource Asset Management Corporation (the “Company”) acquired 2,262,316 shares of common stock, par value $0.01 of Annaly Capital Management, Inc. (NYSE: NLY) for an aggregate price of $19,391,510 in open market purchases (the “Annaly Investment”).

Between February 9, 2021 and February 16, 2021, the Company acquired 2,002,217 shares of common stock, par value $0.01 of New Residential Investment Corp. (NYSE: NRZ) for an aggregate price of $19,391,068 in open market purchases (the “New Residential Investment”).

Between February 9, 2021 and February 16, 2021, the Company acquired 997,642 shares of common shares of beneficial interest, par value $0.01 of PennyMac Mortgage Investment Trust (NYSE: PMT) for an aggregate price of $19,379,721 in open market purchases (the “PennyMac Investment”).

Between February 9, 2021 and February 16, 2021, the Company acquired 1,184,902 shares of common stock, par value $0.01 of AGNC Investment Corp. (NASDAQ: AGNC) for an aggregate price of $19,392,216 in open market purchases (the “AGNC Investment”).

Between February 9, 2021 and February 16, 2021, the Company acquired 1,675,430 shares of common stock, par value $0.01 of Chimera Investment Corporation (NYSE: CIM) for an aggregate price of $19,390,032 in open market purchases (together, with the Annaly Investment, New Residential Investment, PennyMac Investment, and AGNC Investment the “Transactions”).

The Transactions were funded with an aggregate of $68,000,000 dollars of cash on hand and $28,944,547 dollars borrowed under a standard margin arrangement with our banking institution. The margin account is secured by the aggregate shares acquired in the Transactions described above and will bear interest at a rate of one-month LIBOR plus 1.00%.

As a result of the Transactions, the Company could be subject to regulation as an “investment company” under the Investment Company Act of 1940, as amended (the “ICA”). However, Section 3a-2 of the ICA provides for a one-year “transient investment company” period, which allows a company with a bona fide intention to engage primarily, as soon as reasonably possible, in a business other than that of investing, reinvesting, owning, holding or trading securities to avoid registration under the ICA. As required under Section 3a-2 of the ICA, the Company’s board of directors has adopted resolutions evidencing the Company’s intent to be primarily engaged as soon as is reasonably possible (but in no event later than one year) in a business other than that of investing, reinvesting, owning, holding or trading securities.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The discussion in Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Altisource Asset Management Corporation
February 18, 2021	By:	/s/ Indroneel Chatterjee
Indroneel Chatterjee Chairman and Chief Executive Officer